Exhibit 4.1

EXECUTION COPY

INDENTURE

MOBILE SERVICES GROUP, INC.

and

MOBILE STORAGE GROUP, INC.

as Issuers

and the SUBSIDIARY GUARANTORS named herein

Dated as of August 1, 2006

WELLS FARGO BANK, N.A., as
Trustee

9 3/4% SENIOR NOTES DUE 2014

-i-

4.8	Dividend and Other Payment Restrictions Affecting Subsidiaries	52
4.9	Incurrence of Indebtedness	54
4.10	Asset Sales	57
4.11	Transactions With Affiliates	59
4.12	Liens	60
4.13	Business Activities	61
4.14	Corporate Existence	61
4.15	Offer to Repurchase upon Change of Control	61
4.16	Future Subsidiary Guarantees	62
4.17	Designation of Restricted and Unrestricted Subsidiaries	63
4.18	Payments for Consent	63

ARTICLE V SUCCESSORS		63

5.1	Merger, Consolidation, or Sale of Assets	63
5.2	Successor Corporation Substituted	64

ARTICLE VI EVENTS OF DEFAULT		64

6.1	Events of Default	64
6.2	Acceleration	65
6.3	Other Remedies	66
6.4	Waiver of Past Defaults	66
6.5	Control By Majority	66
6.6	Limitation on Suits	66
6.7	Rights of Holders of Notes to Receive Payment	67
6.8	Collection Suit by Trustee	67
6.9	Trustee May File Proofs of Claim	67
6.10	Priorities	68
6.11	Undertaking for Costs	68

ARTICLE VII TRUSTEE		68

7.1	Duties of Trustee	68
7.2	Rights of Trustee	69
7.3	Individual Rights of Trustee	70
7.4	Trustee’s Disclaimer	71
7.5	Notice of Defaults	71
7.6	Reports by Trustee to Holders of the Notes	71
7.7	Compensation and Indemnity	71
7.8	Replacement of Trustee	72
7.9	Successor Trustee by Merger, Etc	73
7.10	Eligibility; Disqualification	73
7.11	Preferential Collection of Claims Against Company	73
7 12	Other Capacities	73

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE		74

8.1	Option to Effect Legal Defeasance or Covenant Defeasance	74
8.2	Legal Defeasance and Discharge	74
8.3	Covenant Defeasance	74

-ii-

8.4	Conditions to Legal or Covenant Defeasance	75
8.5	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	76
8.6	Repayment to Issuers	76
8.7	Reinstatement	76

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER		77

9.1	Without Consent of Holders of Notes	77
9.2	With Consent of Holders of Notes	78
9.3	Compliance With Trust Indenture Act	79
9.4	Revocation and Effect of Consents	79
9.5	Notation on or Exchange of Notes	79
9.6	Trustee to Sign Amendments, Etc	79

ARTICLE X GUARANTEES		80

10.1	Guarantee	80
10.2	Limitation on Guarantor Liability	81
10.3	Guarantors May Consolidate, etc., on Certain Terms	81
10.4	Releases of Guarantees	81
10.5	Notation of Guarantee	82

ARTICLE XI SATISFACTION AND DISCHARGE		82

11.1	Satisfaction and Discharge	82
11.2	Application of Trust Funds	83
11.3	Repayment to Company	83
11.4	Reinstatement	83

ARTICLE XII MISCELLANEOUS		84

12.1	Trust Indenture Act Controls	84
12.2	Notices	84
12.3	Communication by Holders of Notes With Other Holders of Notes	85
12.4	Certificate and Opinion as to Conditions Precedent	85
12.5	Statements Required in Certificate or Opinion	85
12.6	Rules by Trustee and Agents	86
12.7	No Personal Liability of Directors, Officers, Employees and Shareholders	86
12.8	Governing Law	86
12.9	No Adverse Interpretation of Other Agreements	86
12.10	Successors	86
12.11	Severability	86
12.12	Counterpart Originals	86
12.13	Table of Contents, Headings, Etc	86
12.14	Benefits of Indenture	87
12.15	Legal Holidays	87

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EXHIBITS:
A	Form of Note
B	Form of Certificate of Transfer
C	Form of Certificate of Exchange
D	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

iv

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(l)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
312	(a)	2.5
	(b)	12.3
	(c)	12.3
313	(a)	7.6
	(b)(l)	N.A.
	(b)(2)	7.6; 7.7
	(c)	7.6; 12.2
	(d)	7.6
314	(a)	4.3; 12.2
	(b)	N.A.
	(c)(1)	12.4
	(c)(2)	12.4
	(c)(3)	N.A.
	(e)	12.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5; 12.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.12
317	(a)(l)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	12.1
	(b)	N.A.
	(c)	12.1

N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

v

                    INDENTURE dated as of August 1, 2006 among Mobile Services Group, Inc., a Delaware corporation (the “Company”), Mobile Storage Group, Inc., a Delaware corporation (“MSG” and, together with the Company, the “Issuers”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

                    The Issuers, the Guarantors (as defined herein) and the Trustee agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Notes, the Additional Notes and the Exchange Notes (in each case as defined herein):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

                    1.1 Definitions.

                    “Acquired Debt” means, with respect to any specified Person: (i) Indebtedness of any other Person (a) existing at the time such other Person is merged or consolidated with or into or became a Subsidiary of such specified Person, or (b) assumed by such specified Person in connection with an acquisition of any Equity Interests or assets of such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                    “Additional Interest” means all additional interest on the Notes then owing pursuant to a Registration Rights Agreement.

                    “Additional Notes” means 9 3/4% Senior Notes due 2014 of the Issuers issued in compliance with and under this Indenture after the Issue Date and having identical terms to the Initial Notes or the Exchange Notes, other than with respect to the date of issuance and issue price, first payment of interest and rights under a related Registration Rights Agreement, if any.

                    “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

                    “Agent” means any Registrar, Paying Agent, co-registrar, authenticating agent or securities custodian.

                    “Applicable Premium” means, with respect to a Note at any redemption date, the excess of (i) the present value at such time of (a) the redemption price of such Note at August 1, 2010 (such redemption price being described in Section 3.7 hereof plus (b) all required interest payments (excluding accrued and unpaid interest) due on such Note through August 1, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the outstanding principal amount of such Note.

                    “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream, as the case may be, that apply to such transfer or exchange.

                    “Asset Sale” means: (i) the sale, lease (other than operating leases), sublease, conveyance or other disposition of any assets or rights, other than sales of assets in the ordinary course of business;

provided that the sale, lease, sublease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described under Section 4.15 and Section 5.1 hereof and not by the provisions of Section 4.10 hereof; and (ii) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Restricted Subsidiaries. Notwithstanding the preceding, the following items will not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million; (ii) a transfer of assets (a) between or among the Company and its Restricted Subsidiaries (other than a Receivables Entity) or (b) between the Company or its Restricted Subsidiary, on the one hand, and another Person, on the other hand, if after giving effect to such transaction, the other Person becomes a Restricted Subsidiary (other than a Receivables Entity) of the Company; (iii) the sale, lease, sublease, conveyance or other disposition of equipment (including lease equipment), assets, inventory, accounts receivable or other assets from the lease fleet and the sales inventory of the Company and its Restricted Subsidiaries in the ordinary course of business; (iv) the sale, transfer or other disposition of obsolete, damaged or worn-out equipment, lease fleet and sales inventory; (v) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (other than a Receivables Entity) of the Company; (vi) a Restricted Payment that is permitted by Section 4.7 hereof or a Permitted Investment; (vii) any conversion of Cash Equivalents into cash or any form of Cash Equivalents; (viii) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other litigation claims; (ix) any termination or expiration of any lease or sublease of real property in accordance with its terms; (x) creating or granting of Liens (and any sale or disposition thereof or foreclosure thereon) not prohibited by the Indenture; (xi) any sublease of real property in the ordinary course of business; (xii) grants of credits and allowances in the ordinary course of business; (xiii) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity; and (xiv) condemnations on or the taking by eminent domain of property or assets.

                    “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                    “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or stale law for the relief of debtors.

                    “Beneficial Owner” has the meaning assigned to such term in Rule 13d -3 and Rule 13d-5 under the Exchange Act (as in effect on the date hereof). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

                    “Board of Directors” means: (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board of directors or committee of such Person serving a similar function.

                    “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

                    “Borrowing Base” means, as of any date, on a consolidated basis and without duplication, the sum of (i) 85.0% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries, plus (ii) the lesser of 100.0% of the net book value and 90.0% of the net appraised recovery.

value of lease fleet assets of the Company and its Restricted Subsidiaries, plus (iii) the lesser of 90.0% of the net book value and 80.0% of the net appraised recovery value of machinery and equipment of the Company and its Restricted Subsidiaries, plus (iv) 90.0% of the net book value of inventory of the Company and its Restricted Subsidiaries (subject to an aggregate $25.0 million inventory sublimit); provided, however, that if Indebtedness is being incurred to finance an acquisition pursuant to which any accounts receivable, lease fleet assets, machinery and equipment or inventory will be acquired (whether through the direct acquisition of assets or the acquisition of Capital Stock of a Person), the Borrowing Base shall include the applicable percentage of any accounts receivable, lease fleet assets, machinery and equipment and inventory to be acquired in connection with such acquisition.

                    “Broker-Dealer” has the meaning set forth in a Registration Rights Agreement.

                    “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

                    “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                    “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                    “Cash Equivalents” means: (i) United States dollars, Canadian dollars, British pounds or Euros and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a rating of at least “P-2” (or the equivalent thereof) from Moody’s Investors Service, Inc. or at least “A-2” (or the equivalent thereof) from Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

                    “Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) any “person” (as defined above) other than any Principal or Related Party becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

or (iv) the first day on which a majority of the members of the Board of Directors of the Company or any Parent Entity are not Continuing Directors.

                    “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

                    “Company” has the meaning set forth to it in the preamble to this Indenture.

                     “Commission” means the United States Securities and Exchange Commission.

                    “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker, having a maturity comparable to the first redemption date of the Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the first redemption date of the Notes, “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company,

                    “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time, on the third Business Day preceding such redemption date.

                    “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (i) provision For taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(ii) the interest expense of such Person and its Restricted Subsidiaries for such period, to the extent that such interest expense was deducted in computing such Consolidated Net Income; plus

          (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses and charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses and charges were deducted in computing such Consolidated Net Income; plus

          (iv) losses arising from foreign currency or foreign currency exchange fluctuations related to Investments of the Company or its Restricted Subsidiaries in the Company or its Restricted Subsidiaries (other than Receivables Entities); plus

          (v) any fees, charges and expenses incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or issuance or repayment of Indebtedness permitted to be incurred under the Indenture (in each case whether or not consummated) or the

Transactions (including, without limitation, the fees payable to the Principal pursuant to the Management Agreement in connection with the Transactions) and, in each case, deducted in such period in computing Consolidated Net Income; minus

          (vi) gains arising from foreign currency or foreign currency exchange fluctuations related to Investments of the Company or its Restricted Subsidiaries in the Company or its Restricted Subsidiaries (other than Receivables Entities); minus

          (vii) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period that reduced Consolidated Cash Flow or which will result in the receipt of cash in a future period or the amortization of lease incentives), in each case, on a consolidated basis and determined in accordance with GAAP.

                    “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate, without duplication, of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or (subject to clause (ii) below) a Restricted Subsidiary of the Person;

          (ii) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or similar distributions that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(iii) the cumulative effect of a change in accounting principles will be excluded;

          (iv) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(v) any non-cash compensation expense, including any such expense arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(vi) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness shall be excluded;

          (vii) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs in connection with the Transactions or any future acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the date of the Indenture resulting from the application at SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded; and

(viii) any net gain or loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133) shall be excluded.

                    “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on the date hereof; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or (iii) was nominated by a Principal or Related Party pursuant to a shareholders, voting or similar agreement.

                    “Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not greater than two times the net cash proceeds received by the Company after the date of the Indenture from the issue or sale of Equity Interests of the Company or cash contributions made to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) (collectively, “Contribution Indebtedness Equity”) provided that such Contribution Indebtedness: (i) if the aggregate principal amount of such Contribution Indebtedness is greater than one times the net cash proceeds of such Contribution Indebtedness Equity, the amount of such excess shall be (a) subordinated Indebtedness (other than secured Indebtedness) and (b) Indebtedness with a Stated Maturity at least 91 days later than the Stated Maturity of the Notes, and (ii) (a) is incurred within 180 days alter the making of such cash contributions and (b) is so designated as Contribution Indebtedness (and the related Contribution Indebtedness Equity is so designated as Contribution Indebtedness Equity) pursuant to an Officers’ Certificate on the date of the incurrence thereof.

                    “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Issuers.

                    “Credit Agreement” means each of (i) the U.S. Credit Agreement and (ii) the U.K. Credit Agreement.

                    “Credit Agreement Note” means that certain Revolving Subordinated Intercompany Demand Note dated as of the date hereof by the Company in favor of Ravenstock MSG Limited in an amount not to exceed $15.0 million pursuant to the Credit Agreement and any Permitted Refinancing Indebtedness in respect thereof.

                    “Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to lime under the same or any other agent, lender or group of lenders.

                    “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                    “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default

                    “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.1(b) hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

                    “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                    “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration; provided such cash proceeds are applied pursuant to Section 4.10 hereof.

                    “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the dale that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7 hereof.

                    “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia, other than (a) MSG Investments, Inc. and (b) any Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary.

                    “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                    “Equity Offering” means any public offering or private sale for cash on a primary basis by the Company or any Parent Entity of the Company or private sale of Capital Stock (other than Disqualified Stock) after the date of the Indenture (other than any issuance (i) pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees, (ii) made in connection with Change of Control transactions or (iii) constituting Contribution Indebtedness Equity).

                    “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                    “Exchange Notes” means the 9 3/4% Senior Notes due 2014 to be issued by the Issuers upon the expiration of an Exchange Offer pursuant to the terms of a Registration Rights Agreement containing terms substantially identical to the Initial Notes (except that (i) the transfer restrictions thereon shall be eliminated (other than as may be imposed by state securities laws) and (ii) there will be no provision for the payment of Additional Interest).

                    “Exchange Offer” means, subject to the terms of a Registration Rights Agreement, the offer by the Issuers to the Holders of the opportunity to exchange their Initial Notes (or Additional Notes) for Exchange Notes pursuant to a registration statement Filed with the Commission.

                    “Exchange Offer Registration Statement” has the meaning set forth for such term in a Registration Rights Agreement.

                    “Existing Indebtedness” means Indebtedness of the Issuers and their Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid (unless replaced by Permitted Refinancing Indebtedness at the time of repayment).

                    “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period. the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock (or any preferred stock permanently ceases to accrue dividends or is converted into, or exchanged for, Capital Stock (other than Disqualified Stock)) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, conversion, exchange, cessation of dividends, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis; provided that such pro forma calculations shall be determined in good faith by the Chief Financial Officer of the Company and shall be set forth in an Officers’ Certificate signed by the Company’s Chief Financial Officer which states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith belief of the Company at the time of such execution, and (c) that the steps necessary for the realization of such adjustments have been or are reasonably expected to be taken within 12 months following such transaction;

          (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

          (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

          (iv) any interest expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate will be computed on a pro forma basis as if the average rate of interest (or dividend) in effect from the beginning of the period referenced to the Calculation Date had been the applicable rate of interest (or dividend) for the entire period, unless such Person or any of its Restricted Subsidiaries is a party to a Hedging Obligation (which will remain in effect for the twelve-month period immediately following the Calculation Date) that has the effect of fixing the rate of interest on the date of determination, in which case such rate (whether higher or lower) will be used.

                    “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

          (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates but excluding amortization of debt issuance costs; plus

(ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(iv) Receivables Fees; plus

          (v) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock or any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

                    “Foreign Subsidiary” means a Restricted Subsidiary that is not a Domestic Subsidiary.

                    “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the Indenture.

                    “Global Note Legend” means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                    “Global Notes” means one or more global notes deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and issued in accordance with Sections 2.1 and 2.7 hereof.

                    “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                    “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                    “Guarantee” means each Subsidiary Guarantee.

                     “Guarantors” means each Subsidiary Guarantor.

                    “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred not for speculative purposes under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred; (iii) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and (iv) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

                    “Holder” means any Person (which may include the Depositary or its nominee) in whose name the Notes are registered.

                    “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets (other than Capital Stock of a Foreign Subsidiary), as of the last day of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding such date, are less than $250,000 and whose total revenues (other than revenues attributable to a Foreign Subsidiary owned by such Restricted Subsidiary) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date do not exceed $50,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Issuers or any Guarantor.

                    “Indebtedness” means (without duplication), with respect to any specified Person, any indebtedness of such Person (it being understood that Indebtedness shall not include, among other things, deferred taxes, customer deposits, accrued expenses and trade payables), whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of letters of credit, banker’s acceptances or other similar instruments; (iv) representing Capital Lease Obligations and Attributable Debt; (v) representing the balance of the deferred and unpaid portion of the purchase price of any property except (a) any portion thereof that constitutes an accrued expense or trade payable, (b) obligations to consignors to pay under normal trade terms for consigned goods and (c) earn-out obligations; (vi) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary that is not a Subsidiary Guarantor, any preferred stock (but excluding, in each case, any accrued dividends); (vii) representing any Hedging Obligations; or (viii) to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes, without duplication, all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) in the case of any Disqualified Stock of the specified Person or any Subsidiary Guarantor or preferred stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to the Indenture; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the greater of the liquidation preference and the book value of such Disqualified Stock or preferred stock; (iii) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of (A) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to the Indenture and (B) the amount of the Indebtedness so secured; (iv) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation; (v) in the case of any Hedging Obligations, the net amount payable if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); (vi) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and (vii) the principal amount of any Indebtedness outstanding in connection with a Qualified Receivables Transaction is the Receivables Transaction Amount relating to such Qualified Receivables Transaction.

                    “Indenture” means this Indenture, as amended or supplemented from time to time.

                    “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

                    “Initial Notes” means the $200.0 million aggregate principal amount of 9 3/4% Senior Notes Due 2014 issued by the Issuers on the Issue Date.

                    “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees, and deposits, extensions of trade credits and allowances on commercially reasonable terms, in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 4.7 hereof; provided that investments held by the acquired Person in such third person that do not exceed $1.0 million will not be deemed to be an Investment by the Company or any such Subsidiary for the purposes of this definition.

                    “Issue Date” means the date on which the Notes are originally issued under this Indenture.

                    “Issuers” has the meaning set forth to it in the preamble to this Indenture.

                    “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                    “Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow of such Person for the four full fiscal quarters For which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred. In the event that such Person or any of its Restricted Subsidiaries incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Consolidated Cash Flow of such Person shall be determined in accordance with the second paragraph of the definition of “Fixed Charge Coverage Ratio.”

                    “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                    “Management Agreement” means the Management Agreement among the Company, MSG WC Holdings Corp. and WCAS Management Corporation dated the date of the Indenture.

                    “MSG” has the meaning set forth to it in the preamble to this Indenture.

                    “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, that “Net Income” shall exclude: (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale or other disposition not in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (ii) any extraordinary, unusual or non-recurring gain (or loss), charge, cost or expense, together with any related provision for taxes on such extraordinary, unusual or non-recurring gain (or loss), charge, cost or expense; and (iii) any (a) non-cash charges relating to the grant, exercise or repurchase of options for, or shares of, the Capital Stock (other than Disqualified Stock) of such Person to any employee or director of such Person, (b) non-cash charges relating to the write-down of goodwill or other intangibles to the extent such items reduced the Net Income of such Person during any period and (c) non-cash gains or losses related to Hedging Obligations.

                    “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, including any Designated Non-cash Consideration), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale including any withholding taxes imposed on the repatriation of such proceeds, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (including any interest or premium) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                    “Non-Recourse Debt” means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender (in each case, except for a pledge of the Equity Interests of Unrestricted Subsidiaries); and (ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to lake enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

                    “Non-U.S. Person” means a Person who is not a U.S. Person.

                    “Note Custodian” means Wells Fargo Bank, N.A., as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

                    “Notes” means the Initial Notes, the Exchange Notes and any Additional Notes issued under this Indenture.

                    “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                    “Offering” means the offering of the Initial Notes by the Issuers.

                    “Offering Memorandum” means the Offering Memorandum relating to the Notes and dated July 20, 2006, as amended or supplemented.

                    “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person.

                    “Officers’ Certificate” means a certificate signed by two Officers of each Issuer or by one Officer and any Assistant Treasurer or Assistant Secretary of each Issuer and which complies with the provisions of Section 12.5 hereof.

                    “144A Global Note” means one or more global notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall represent the aggregate principal amount of the Notes sold in reliance on Rule 144A.

                    “Opinion of Counsel” means a written opinion from legal counsel which meets the requirements of Section 12.5 hereof. The counsel may be an employee of or counsel to the Issuers.

                    “Parent Entity” means any Person that is a direct or indirect parent of the Company.

                    “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                    “Parent Subordinated Notes” means the $90.0 million in aggregate principal amount of Subordinated Notes due 2015 issued by MSG WC Holdings Corp. on the date of the Indenture.

                    “Permitted Business” means (i) the lines of business conducted by the Company and its Restricted Subsidiaries on the date of the Indenture and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company’s Board of Directors and (ii) any business which forms a part of a business (the “Acquired Business”) which is acquired by the Company or any of its Restricted Subsidiaries if the primary intent of the Company or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (i) of this definition and the portion of the Acquired Business which meets the requirements of clause (i) of this definition constitutes a majority of the Acquired Business.

                    “Permitted Investments” means:

(i) any Investment in the Company or in a Restricted Subsidiary (other than a Receivables Entity) of the Company;

(ii) any Investment in Cash and Cash Equivalents;

          (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary (other than a Receivables Entity) of the Company; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company;

          (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any non-cash consideration received in connection with a disposition of assets excluded from the definition of “Asset Sales;”

          (v) workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(vi) any investments in any Person solely in exchange For the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (vii) any Investments arising from agreements of the Company or a Restricted Subsidiary of the Company providing for adjustment of purchase price, deferred payment, earn out or similar obligations, in each case acquired in connection with the disposition or acquisition of any business or assets of the Company or a Restricted Subsidiary (other than in connection with a Qualified Receivables Transaction);

          (viii) any Investments received in compromise of obligations of any Person to the Company or any Restricted Subsidiary of the Company incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, insolvency, reorganization, or liquidation of such Person or the good faith settlement of debts of such Person to the Company or a Restricted Subsidiary of the Company, as the case may be;

(ix) Hedging Obligations permitted to be incurred under Section 4.9 hereof;

(x) loans and advances made in settlement of accounts receivable, all in the ordinary course of business;

(xi) guarantees of Indebtedness to the extent permitted by clause (ix) of the second paragraph of Section 4.9 hereof;

          (xii) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

          (xiii) receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary, as the case may be, deems reasonable under the circumstances;

(xiv) any Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(xv) any Investments existing on the date of the Indenture;

(xvi) loans and advances to employees (other than executive officers) of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes;

(xvii) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(xviii) Investments consisting of earnest money deposits required in connection a purchase agreement or other acquisition; and

          (xix) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xix) that are at the time outstanding, not to exceed the greater of (a) $7.5 million and (b) 1.0% of Total Assets of the Company, provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (i) above and shall not be included as having been made pursuant to this clause (xix).

                    “Permitted Liens” means:

          (i) Liens of the Company and any Restricted Subsidiary of the Company securing Indebtedness and other Obligations under the Credit Facilities, including the Credit Agreement, that were incurred and remain outstanding under clause (i) of the second paragraph of Section 4.9 hereof, or any exercise of remedies in connection therewith;

(ii) Liens in favor of the Company or the Guarantors;

          (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (iv) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.9 hereof covering only the assets acquired with such Indebtedness;

(vii) Liens existing on the date of the Indenture or that remain in place in connection with the incurrence of Permitted Refinancing Indebtedness;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(x) Liens in favor of customs and revenue authorities in connection with custom duties;

          (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other statutory obligations, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (xii) Liens imposed by law, such as carriers’, landlords’, material men’s, repairmen’s warehouse-men’s and mechanics’ Liens, in each case, for sums not yet due or being contested in good faith through diligent proceedings;

          (xiii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations with respect to letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xiv) Liens arising from Uniform Commercial Code financing statement filings regarding leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(xv) Liens securing Hedging Obligations;

          (xvi) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building or other restrictions or any similar laws, ordinances, orders, rules or regulations as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not, in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(xvii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or one of its Subsidiaries relating to such property or assets;

(xviii) Liens on assets that are the subject of a sale and leaseback transaction permitted by the provisions of the Indenture;

          (xix) Liens arising from licenses, leases and subleases entered into the ordinary course of business, provided such Liens are limited to the specific property that is the subject of such license, lease, or sublease;

(xx) judgment Liens not giving rise to an Event of Default; and

(xxi) Liens securing insurance premium financing; provided that such Liens do not extend to any property or assets other than the insurance policies and proceeds thereof;

(xxii) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction; and

          (xxiii) other Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

“Permitted Payments to Parent Entity” means without duplication as to amounts:

          (i) payments to the Parent Entity in an amount sufficient to permit the Parent Entity to pay reasonable accounting, legal, board and administrative expenses and other reasonable holding company expenses of the Parent Entity, and

          (ii) payments to the Parent Entity in respect of the United States, federal, state, local or non-United States tax liabilities of the Company and its Subsidiaries to the extent that the Parent Entity has an obligation to pay such tax liabilities (“Tax Payments”). Tax Payments shall not exceed the tax liabilities (including any penalties or interest for taxes and costs to contest any tax liability) that would otherwise be payable by the Company and its Subsidiaries to the appropriate taxing authorities if the Company was not a Subsidiary of the Parent Entity (a “Tax Liability”). The amount of any Tax Payment that may be made with respect to a Tax Liability shall be reduced by any amount paid directly by the Company or any of its Subsidiaries to a taxing authority in satisfaction of such Tax Liability;

          (iii) payments to reimburse the Parent Entity for costs, fees and expenses incident to any debt or equity financing, to the extent that (a) the net proceeds of a primary offering (if it is completed) are, or the net proceeds from original issuance of such securities in the case of a secondary offering, were, contributed to, or otherwise used for the benefit of, the Company or any of its Restricted Subsidiaries, and (b) the costs, fees and expenses are allocated among the Parent Entity and any selling shareholders in such proportion as is required by an applicable shareholders agreement or, to the extent no applicable shareholders agreement exists, as is appropriate to reflect the relative proceeds received by the Parent Entity and such selling shareholders;

(iv) obligations under the Management Agreement; and

          (v) payments to fund interest payments not in excess of 10% per annum on the outstanding Parent Subordinated Notes; provided, however, that a payment under this clause (v) will only be permitted (a) on and with respect to periods after the second anniversary of the date of the Indenture, (b) at the time of such payment and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing or would occur as a result of such payment, (c) the Company would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and (d) the Leverage Ratio of the Company as of the most recent fiscal quarter end, after giving effect to such payments on a pro forma basis, shall not exceed 4.75:1.

                    “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness between and among the Company and its Restricted Subsidiaries); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness repaid, redeemed, extended, refinanced, renewed, replaced, defeased, discharged, refunded, or retired (plus all accrued interest on the Indebtedness and the amount of all fees and expenses and premiums and penalties incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date of or later than the final maturity dale of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased, discharged, or refunded or retired; (iii) if the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased, discharged, refunded or retired is subordinated in right of payment to the Notes or any Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased, refunded, discharged or retired; and (iv) such Indebtedness is incurred either by an Issuer or a Guarantor or if a Restricted Subsidiary that is not a Guarantor is the obligor on the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased, refunded or discharged, then by any Restricted Subsidiary.

                    “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                    “Principal or Related Party” means Welsh Carson and its Affiliates.

                    “Private Placement Legend” means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                    “Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

                    “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

                    “Qualified Proceeds” means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) assets that are used or useful in a Permitted Business (excluding Permitted Investments made in Persons other than Restricted Subsidiaries pursuant to clause (vi) of the definition of  “Permitted Investments”) by the Company or any Restricted Subsidiary of the Company and (iv) the Capital Stock of any Person engaged in a Permitted Business that becomes a Restricted Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or any Restricted Subsidiary of the Company.

                    “Qualified Receivab1es Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving Receivables.

                    “Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the Stale of New York and any “supporting obligations” as so defined.

                    “Receivables Entity” means a wholly-owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity: (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which: (a) is guaranteed by the Company or any Restricted

Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings); (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or (c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and (iii) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

                    “Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

                    “Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

                    “Reference Treasury Dealer” means Lehman Brothers Inc. and three other primary U.S. government securities dealers in The City of New York to be selected by the Company, and their respective successors.

                    “Registration Rights Agreement” means (a) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement, dated as of the date hereof, among the Issuers and the Initial Purchasers and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement.

                    “Regulation S” means Regulation S promulgated under the Securities Act.

                    “Regulation S Global Note” means the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be.

                    “Regulation S Permanent Global Note” means a permanent global note bearing the Global Note Legend and the Private Placement Legend and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee, that shall equal the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

                    “Regulation S Temporary Global Note” means one or more global notes bearing the Global Note Legend, the Temporary Global Note Legend and the Private Placement Legend and

deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee, that shall represent the aggregate principal amount of the Notes sold in reliance on Regulation S.

                    “Responsible Officer” means, when used with respect to the Trustee, an officer within the Corporate Trust Office of the Trustee (or any successor unit, department or division of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                    “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

                    “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

                     “Restricted Investment” means an Investment other than a Permitted Investment.

                    “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                    “Restricted Period” means the 40-day restricted period as defined in Regulation S.

                     “Rule 144” means Rule 144 promulgated under the Securities Act.

                     “Rule 144A” means Rule 144A promulgated under the Securities Act.

                    “Rule 144A Global Note” means one or more Restricted Global Notes that shall represent the aggregate principal amount of Notes sold in reliance on Rule 144A.

                    “Rule 903” means Rule 903 promulgated under the Securities Act.

                    “Rule 904” means Rule 904 promulgated under the Securities Act.

                    “Securities” means the Notes and the Guarantees issued under this Indenture.

                    “Securities Act” means the Securities Act of 1933, as amended.

                    “Shelf Registration Statement” has the meaning set forth for such term in the Registration Rights Agreement.

                    “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                    “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

                    “Stated Maturity” means, with respect to any installment of interest or payment of principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                    “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                    “Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of all Obligations of the Issuers under the Indenture and the Notes.

                    “Subsidiary Guarantor” means each of the Issuers’ current and future Domestic Subsidiaries (other than MSG Investments, Inc. and Immaterial Subsidiaries).

                    “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                    “Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such Person as determined in accordance with GAAP.

                    “Transactions” shall have the meaning specified in the Offering Memorandum.

                    “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                    “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                    “U.K. Credit, Agreement” means that certain Credit Agreement, dated as of the dale of this Indenture, by and among Ravenstock MSG Limited, The CIT Group/Business Credit, Inc., as administrative agent, Lehman Brothers Inc., as sole bookrunner and syndication agent, the lenders party from time to time thereto and the agents named therein, providing for up to £85.0 million of revolving credit borrowings (as a sublimit to the Credit Agreement), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to time under the same or any other agent, lender or group of lenders.

                    “U.S. Credit Agreement” means that certain Credit Agreement, dated as of the date of this Indenture, by and among the Issuers, The CIT Group/Business Credit, Inc., as administrative agent, Lehman Brothers Inc., as sole bookrunner and syndication agent, the lenders party from time to time thereto, and the agents named therein providing for up to $300.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to time under the same or any other agent, lender or group of lenders,

                    “U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act,

                    “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                    “Unrestricted Global Note” means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                    “Unrestricted Subsidiary” means any Subsidiary of the Company (other than MSG) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary, at the time of such designation: (i) has no Indebtedness other than Non-Recourse Debt; (ii) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

                    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.17 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.9 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                    “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                    “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

                    “Welsh Carson” means Welsh, Carson, Anderson & Stowe X, L.P. and Affiliates of the foregoing that are directly or indirectly controlling or controlled by Welsh, Carson, Anderson & Stowe X, L.P. or under direct or indirect common control with Welsh, Carson, Anderson & Stowe X, L.P.,

                    1.2 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.2
“Authenticating Agent”	2.2
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.3
“DTC”	2.1
“Event of Default”	6.1
“Excess Proceeds”	4.10
“incur”	4.9
“incurrence”	4.9
“Legal Defeasance”	8.2
“Offer Amount”	3.9
“Offer Period”	3.9
“Paying Agent”	2.3
“Payment Default”	6.1
“Permitted Debt”	4.9
“Purchase Date”	3.9
“Registrar”	2.3
“Restricted Payments”	4.7
“Special Record Date”	2.12
“Special Payment Date”	2.12

                    1.3 Incorporation by Reference of Trust Indenture Act.

                    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                    The following TIA terms used in this Indenture have the following meanings:

                    “indenture securities” means the Notes and the Guarantees;

                    “indenture security Holder” means a Holder of a Note;

                    “indenture to be qualified” means this Indenture;

                    “indenture trustee” or “institutional trustee” means the Trustee; and

                    “Obligor” on the indenture securities means the Issuers, the Guarantors and any successor obligor upon the indenture securities.

                    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

                    1.4 Rules of Construction.

                    Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

          (6) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision; and

(7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time,

                    1.5 One Class of Notes.

                    The Initial Notes and any Additional Notes (and any related Exchange Notes) shall vote and consent together on all matters as one class and none of the Initial Notes or any Additional Notes (and any related Exchange Notes) shall have the right to vote or consent as a separate class on any matter.

ARTICLE II

THE NOTES

                    2.1 Form and Dating.

          (a) General.

                    The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

                    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes

                    Notes issued in global form shall be substantially in the form of Exhibit A; provided that only Global Notes shall have the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note shall be deposited with the Note Custodian and registered in the name of the Depositary or the nominee of the Depositary and shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof. The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Trustee shall initially act as Note Custodian with respect to the Global Notes in accordance with its agreement with DTC.

                    Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more Rule 144A Global Notes.

          (c) Temporary Global Notes

                    Notes initially offered and sold outside the United States in reliance on Regulation S shall be initially issued in the form of one or more Regulation S Temporary Global Notes, which shall be deposited with the Note Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, and duty executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will lake delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.6(e)(i) hereof). Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for an equal amount of beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Euroclear Clearstream Procedures Applicable.

                    The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

                    2.2 Execution and Authentication.

                    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall, upon a written order of each of the Issuers signed by two Officers of each Issuer (an “Authentication Order”), authenticate (i) on the Issue Date, the Initial Notes in aggregate principal amount of $200,000,000, (ii) subject to the provisions of Section 2.14, at any time and from time to time thereafter, Additional Notes in an aggregate principal amount specified in such authentication order and (iii) subject to the provisions of Section 2.6(f), Exchange Notes issued in exchange for a like principal amount of Initial Notes or Additional Notes tendered pursuant to an Exchange Offer. Such authentication order shall specify (i) the amount of the Notes to be authenticated, (ii) the date on which the Notes are to be authenticated, (iii) whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and (iv) whether such Notes shall bear the Global Note Legend, the Regulation S Temporary Global Note Legend and/or the Private Placement Legend. Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.6, 2.7, 2.10 or 9.5 or in connection with a Change of Control Offer pursuant to Section 4.15.

                    An Officer of each Issuer shall sign the Notes by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that the Note has been duly and validly authenticated and issued under this Indenture.

                    The Trustee may (at the expense of the Issuers) appoint an authenticating agent (the “Authenticating Agent”) acceptable to the Issuers to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers and has the same protections under Article VII herein.

                    2.3 Registrar and Paying Agent.

                    The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Issuers shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the United States of America. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

                    The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

                    The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent.

                    2.4 Paying Agent to Hold Money in Trust.

                    By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium or Additional Interest, if any, or interest on any Notes is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such amount when due. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying

Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust funds for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

                    2.5 Holder Lists.

                    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA §312(a).

                    2.6 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes.

                    A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary, (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7, 2.10 or 9.5 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.

                    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                    (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures;

provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser or a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                    (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.6(a) hereof (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon notification from the Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                    (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof,

                    (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an

Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

          (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal or is deemed to have made such certifications if delivery is made through the Applicable Procedures as may be required by a Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with such Registration Rights Agreement; or

(D) the Registrar receives the following:

          (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a) thereof; or

          (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                    Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests in Global Note for Definitive Notes.

                    (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.6 hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Issuers) deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                    (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                    (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.6(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

          (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal or is deemed to have made such certifications if delivery is made through the Applicable Procedures as may be required by a Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

          (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

          (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    Upon satisfaction of the conditions of any of the clauses of this Section 2.6(c)(iii), the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount, and the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced in a corresponding amount pursuant to Section 2.6(h) hereof.

                    (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.6(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and (at the expense of the Issuers) deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Issuers) deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                    (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

          (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note pursuant to Section 2.6(h) hereof.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

          (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

           (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

           (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                    (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                    All Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of beneficial interests in a Restricted Global Note.

                    If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof or in accordance with a previously delivered

Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

                    Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder’s attorney, duly authorized in writing, In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                    (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

          (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                    (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

          (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) any such transfer is effected by a participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such

Holder in the form of Exhibit C hereto, including the certifications in item (l)(d) thereof; or

          (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the clauses of Section 2.6(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.

                    (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer.

                    Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuers shall issue, and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the applicable Restricted Global Notes tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal or are deemed to have made such certifications if delivery is made through the Applicable Procedures as may be required by such Registration Rights Agreement and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and (at the expense of the Issuers) deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

          (g) Legends.

                    The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the Following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL, NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUERS OR ANY AFFILIATE OF ANY ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE. THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUERS, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE, AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT.”

          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.6, and any Additional Notes issued pursuant to a registration statement that has been declared effective under the Securities Act, shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THE GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.”

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATIONS TEMPORARY GLOBAL, NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

          (h) Cancellation and/or Adjustment of Global Notes.

                    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

                    (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or upon receipt of a written request of the Registrar.

                    (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.10, 4.15 and 9.5 hereof).

                    (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                    (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                    (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                    (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

                    2.7 Replacement Notes.

                    If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue, and, upon receipt of an Authentication Order, the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

                    Every replacement Note issued in accordance with this Section 2.7 is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                    2.8 Outstanding Notes.

                    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.7(b) hereof.

                    If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                    If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                    If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, on a redemption date or other maturity date, money sufficient to pay all principal, premium and Additional Interest, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                    2.9 Treasury Notes.

                    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer or any Guarantor or by any Affiliate of any Issuer or any Guarantor shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                    2.10 Temporary Notes.

                    In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.

                    Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

                    2.11 Cancellation.

                    The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, and no one else, shall cancel and destroy all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with customary practices (subject to the record retention requirement of the Exchange Act) and, upon request, deliver a certificate of such destruction to the Issuers unless the Issuers direct the Trustee to deliver canceled Notes to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                    2.12 Defaulted Interest.

                    If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent Special Record Date (as defined below), in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note, the proposed record date of the proposed payment (the “Special Record Date”) and the date of the proposed payment (the “Special Payment Date”). The Issuers shall fix or cause to be fixed each such Special Record Date and Special Payment Date, provided that no such Special Record Date shall be less than 10 days prior to the related Special Payment Date for such defaulted interest. At least 15 days before the Special Record Date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related Special Payment Date and the amount of such interest to be paid.

                    2.13 CUSIP or Other Similar Numbers.

                    The Issuers in issuing the Notes may use “CUSIP,” “ISIN” or other similar numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption or offers to purchase as a convenience to Holders, provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or offer to purchase shall not be affected by any defect in or omission of such numbers.

                    In the event that the Issuers shall issue and the Trustee shall authenticate any Additional Notes pursuant to this Indenture, the Issuers shall use their best efforts to obtain the same CUSIP number for such Additional Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Additional Notes is determined, as evidenced by an Officers’ Certificate, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuers may obtain a CUSIP number for such series of Additional Notes that is different from the CUSIP number printed on the Notes then outstanding.

                    2.14 Issuance of Additional Notes.

                    The Issuers shall be entitled, subject to their compliance with Section 4.9, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes, other than with respect to the date of issuance and issue price, first payment of interest and rights under a related Registration Rights Agreement, if any.

                    With respect to any Additional Notes, each Issuer shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount at maturity of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number and corresponding ISIN of such Additional Notes; and

(c) whether such Additional Notes shall be transfer restricted notes or shall be issued in the form of Exchange Notes.

                    2.15 Computation of Interest.

                    Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE III

REDEMPTION AND PREPAYMENT

                    3.1 Notices to Trustee.

                    If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish the notice to the Depositary and furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the provision of this Indenture and the Notes pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price (expressed as a percentage of principal amount).

                    3.2 Selection of Notes to be Redeemed.

                    If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that no Notes of $2,000 or less shall be redeemed in part.

                    The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole integrals of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                    3.3 Notice of Redemption.

                    Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                    At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                    3.4 Effect of Notice of Redemption.

                    Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                    3.5 Deposit of Redemption Price.

                    Prior to 10:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                    If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If the redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest and Additional Interest, if any, shall be paid to the Holder in whose name the Note is registered at the close of business on such record date and no additional interest or Additional Interest, if any, will be payable to Holders whose Notes will be subject to redemption by the Issuers. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

                    3.6 Notes Redeemed in Part.

                    Upon surrender of a Note that is redeemed in part, the Issuers shall issue, and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                    3.7 Optional Redemption.

                    (a) At any time prior to August 1, 2010, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption.

                    (b) In addition to clause (a) of this Section 3.7, at any time prior to August 1, 2009, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 109.750% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net proceeds of any Equity Offerings by any Parent Entity that are contributed to common equity capital of the Company; provided that: (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by any Parent Entity, any Issuer and any Subsidiary of any Issuer); and (ii) the such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

                    (c) Except as set forth in clauses (a) and (b) of this Section 3.7, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.7 prior to August 1, 2010. On or after August 1, 2010, the Issuers shall have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Redemption Price

2010	104.875%
2011	102.438%
2012 and thereafter	100.000%

                    (d) Any redemption pursuant to this Section 3.7 shall be made in accordance with the provisions of Section 3.1 through 3.6 hereof.

                    3.8 Mandatory Redemption.

                    The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                    3.9 Offer to Purchase by Application of Excess Proceeds.

                    In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

                    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer, Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                    If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Interest, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                    Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a written notice to the Trustee and to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(d) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (f) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (g) that, if the aggregate accreted value of Notes and aggregate principal amount of such other pari passu Indebtedness tendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value of Notes and the aggregate principal amount of such other pari passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000 aggregate principal amount at maturity, or integral multiples of $1,000 in excess thereof, shall be purchased); and

          (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                    On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and such other pari passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes, and such other pari passu Indebtedness or portions thereof tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes, and such other pari passu Indebtedness or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.9. The Issuers, the Depositary or the Paying Agent, as the case may be, shall on the Purchase Date mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                    Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

                    4.1 Payment of Notes.

                    The Issuers shall pay or cause to be paid the principal of or premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal of or premium, if any, and interest and Additional Interest, if any, on the Notes then due. The Issuers shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in a Registration Rights Agreement.

                    The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                    The Issuers shall make all interest, premium, if any, Additional Interest, if any, and principal payments by wire transfer of immediately available funds to any Holder who shall have given written directions to such effect and reasonably satisfactory on or prior to the applicable record date. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

                    Payments in respect of Notes represented by a Global Note (including interest, premium, if any, Additional Interest, if any, and principal payments) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

                    4.2 Maintenance of Office or Agency.

                    The Issuers shall maintain in the United States of America an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                    The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the United States of America for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                    The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

                    4.3 Reports.

                    (a) The Company shall furnish to the Trustee and, upon request, to beneficial owners of, and prospective investors (that are qualified institutional buyers as defined in Rule 144A under the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act)) in, the Notes a copy of all of the information and reports referred to in clauses (i) and (ii) below:

          (i) (A) within 90 days of the end of each fiscal year, annual audited financial statements for such fiscal year (along with customary comparative results) and (B), within 45 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included the Offering Memorandum or the then applicable Commission requirements);

          (ii) within 10 Business Days of the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act (other than Items 3.01 (Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing), 3.02 (Unregistered sales of equity securities) and 5.04 (Temporary suspension of trading under registrant’s employee benefit plans) thereof).

                    If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clause (a)(i) of this Section 4.3 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(b) The Company shall:

          (i) hold a quarterly conference call to discuss the information contained in the annual and quarterly reports required under clause (a)(i) of this Section 4.3 not later than five Business Days from the time the Company furnishes such reports to the Trustee;

          (ii) no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (b)(i) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the financial reports and information on how to access such conference call; and

          (iii) (A) (1) maintain a non-public website to which beneficial owners of, and prospective investors in, the Notes and securities analysts are given access and to which the reports required by this Section 4.3 are posted along with, as applicable, details on the time and date of the conference call required by clause (b)(i) of this paragraph and information on how to access that conference call and (2) distribute via electronic mail such reports and conference call details to beneficial owners of, and prospective investors in, the Notes and securities analysts who request to receive such distributions or (B) file such reports electronically with the Commission through its Electronic Data Gathering, Analysis and Retrieval System (or any successor system).

                    (c) In addition, the Company shall furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

                    (d) The Company shall be entitled to require certification as to a person’s bona fide status as a beneficial owner, prospective investor or securities analyst, as applicable, prior to distributing to such person the reports and other information to be provided by the Company.

                    4.4 Compliance Certificate.

                    (a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee annually, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and farther stating that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

                    (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five Business Days after becoming aware of any Default or Event of Default, a written notice specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto, unless such default shall have been previously cured or waived.

                    4.5 Taxes.

                    The Issuers shall pay or discharge, and shall cause each of their Subsidiaries to pay or discharge, before the same shall become delinquent, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Issuers to perform their obligations under the Notes or this Indenture.

                    4.6 Stay, Extension and Usury Laws.

                    Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                    4.7 Restricted Payments.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account or in respect of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or other payments or distributions accrued or payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of any Issuer or any Parent Entity of the Company;

          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or any Guarantee, except any payment of interest or principal at the Stated Maturity thereof; or

(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (i) (but only to the extent the declaration of such Restricted Payment shall have already reduced such amount), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (xii) and (xiii) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

          (ii) 100% of the fair market value of the Qualified Proceeds received by the Company since the Issue Date as a contribution to its common equity capital from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that this clause (ii) shall not include the proceeds from Contributions Indebtedness Equity; plus

          (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid 100% of the Qualified Proceeds received with respect to such Restricted Investment (less the cost of disposition, if any); plus

          (iv) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issuer Date is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation.

The preceding provisions shall not prohibit:

          (i) the payment of any dividend or the making of any distribution or other payment on account of any Equity Interest of the Company or any of its Restricted Subsidiaries within 60 days after the date of declaration of such payment, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance, replacement, extension, renewal, or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase replacement, extension, renewal, refinancing or retirement, or other acquisition of subordinated Indebtedness of the Company or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence (other than to a Subsidiary of the Company) of Permitted Refinancing Indebtedness;

(iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (v) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent Entity, the Company or any Restricted Subsidiary of the Company or any Parent Entity of the Company held by any current or former employee, officer, director or agent of the Company or any Restricted Subsidiary of the Company (including the heirs and estates of such Persons) pursuant to any management equity subscription agreement, stock option plan or agreement, shareholders agreement, or similar agreement, plan or arrangement, including amendments thereto; provided, however, that the aggregate price paid for all such Equity Interests repurchased, redeemed, acquired or retired pursuant to this clause (v) may not exceed $2.0 million in any fiscal year; provided that unused amounts in any fiscal year may be carried forward and utilized in any subsequent fiscal year up to a maximum (without giving effect to the following proviso) of all such repurchases not to exceed $6.0 million in any fiscal year; provided further that such amount in any fiscal year may be increased in an amount not to exceed (a) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any Parent Entity of the Company, in each case to any employee, officer, director or agent of the Company or any Restricted Subsidiary of the Company that occurs after the date of the Indenture, to the extent such net cash proceeds have not otherwise been applied to make Restricted Payments pursuant to clause (c)(ii) of the preceding paragraph, plus (b) the net cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries subsequent to the date of the Indenture, less (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (v);

(vi) any Permitted Payments to a Parent Entity;

          (vii) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represents a portion of the exercise price thereof and the repurchase of fractional shares;

          (viii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in accordance with and to the extent permitted by Section 4.9 hereof to the extent such dividends are included in the definition of “Fixed Charges;”

(ix) any payments made in connection with the consummation of the Transactions on substantially the terms described in the Offering Memorandum;

          (x) so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the Company’s common Capital Stock (or the payment of dividends to any Parent Entity to fund the payment by such Parent Entity of dividends on such entity’s common Capital Stock) following the consummation of an underwritten public Equity Offering of the Company’s or any Parent Entity’s common Capital Stock of up to 6% per annum of the net cash proceeds received by the Company from any public Equity Offering of common Capital Stock of the Company or contributed to the Company by any Parent Entity from any public Equity Offering of common Capital Stock of the Parent Entity;

          (xi) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness subordinated to the Notes or the Guarantees (a) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a change of control as defined under such Indebtedness in accordance with provisions similar to the Section 4.15 hereof or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10 hereof; provided that, prior to such purchase, repurchase, redemption, defeasance or acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant, and has completed, if applicable, the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(xii) distributions of Capital Stock of Unrestricted Subsidiaries; or

          (xiii) other Restricted Payments made pursuant to this clause (xiii) in an aggregate amount since the Issue Date not to exceed $20.0 million (or the equivalent thereof, at the time of incurrence, in applicable foreign currency).

                    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                    4.8 Dividend and Other Payment Restrictions Affecting Subsidiaries.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (a) any agreement in effect on or entered into on the Issue Date, including, without limitation, the Credit Agreement and any agreement governing Hedging Obligations entered into with respect to Indebtedness under the Credit Agreement (as amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced in accordance with this clause (a)) so long as the encumbrances and restrictions under such agreement governing the Hedging Obligations are no more restrictive than those under such Credit Agreement, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

          (b) this Indenture, the Notes and the related Guarantees to be issued on the Issue Date and the Exchange Notes and the related Guarantees to be issued in exchange therefor pursuant to the Registration Rights Agreement;

(c) applicable law, rule, regulation or order;

          (d) any instrument governing Indebtedness (including Acquired Debt) or Capital Stock of the Company or any of its Restricted Subsidiaries or of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, including any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of any such agreements or instruments, provided that the amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the agreements governing such original agreement or instrument, provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(e) customary non-assignment or subletting provisions in leases, licenses or contracts entered into in the ordinary course of business;

          (f) capital leases or purchase money obligations for property acquired or leased in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of the preceding paragraph;

          (g) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

          (h) any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary permitted under this Indenture that restricts the sale of assets, distributions, loans or transfers by that Restricted Subsidiary pending its sale or other disposition;

          (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(j) leases or licenses entered into in the ordinary course of business that impose restrictions solely on the property so leased;

(k) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

          (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; provided that such restrictions apply only to the assets or property subject to such joint venture;

(m) restrictions on cash or other deposits or net worth under contracts or leases entered into in the ordinary course of business; and

          (n) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation otherwise permitted by the Indenture, but only on the assets subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or a capital lease.

                    4.9 Incurrence of Indebtedness.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”, and “incurrence” shall have a correlative meaning) any Indebtedness (including Acquired Debt); provided, however, that the Issuers and any Guarantor may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

                    The first paragraph of this Section 4.9 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

          (i) the incurrence by the Company and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities together with the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder) not to exceed the greater of (a) $300.0 million and (b) the Borrowing Base; provided, that the maximum amount permitted to be outstanding under this clause (i) shall not be deemed to limit additional Indebtedness under one or more Credit Facilities that is permitted to be incurred pursuant to any of the other provisions of this Section 4.9;

(ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the related Guarantees to be issued on the Issue Date and the Exchange Notes and the related Guarantees to be issued in exchange therefor pursuant to the Registration Rights Agreement;

          (iv) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair, or improvement of property, plant or equipment or lease fleet (including through the purchase of Equity Interests of a Person up to the amount of the fair market value of such assets held by such Person) used in a Permitted Business, in an aggregate principal amount at any time outstanding pursuant to this clause (iv) not to exceed the greater of (a) $15.0 million (or the equivalent thereof, at the time of incurrence, in applicable foreign currency) and (b) 2.0% of the Total Assets of the Company (determined as of the time of incurrence);

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew, extend or replace Indebtedness, other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, that was permitted by the Indenture to be incurred under the first paragraph of this Section 4.9 or clauses (ii), (iii), (iv) or (v) of this paragraph;

          (vi) the incurrence by any Foreign Subsidiary of any Indebtedness, together with the amount of any other outstanding Indebtedness incurred pursuant to this clause (vi), in an aggregate principal amount not to exceed the greater of $7.5 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency) and 1.0% of Total Assets of the Company;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries (other than a Receivables Entity) of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries (other than a Receivables Entity); provided, however, that:

                    (a) except with respect to the Credit Agreement Note, if an Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of such Issuer, or such Guarantee, in the case of a Guarantor; and

                    (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company, (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary (other than a Receivables Entity) of the Company or (iii) the designation of a Restricted Subsidiary which holds Indebtedness as an Unrestricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

(viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

          (ix) the guarantee by any Issuer or any of the Guarantors of Indebtedness of the Company or any Restricted Subsidiary of the Company, provided that, in each case, the Indebtedness was permitted to be incurred by another provision of this Section 4.9; provided further that in the event such Indebtedness that is being guaranteed is (a) pari passu in right of payment to the Notes or any Guarantee, then the related guarantee shall rank equally in right of payment to the Notes or such Guarantee, as the case may be, or (b) subordinated in right of payment to the Notes or any Guarantee, then the related guarantee shall be subordinated in right of payment to the same extent to the Notes or such Guarantee, as the case may be;

          (x) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for adjustment of purchase price, deferred payment, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business or assets of the Company or a Restricted Subsidiary;

          (xi) Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit (not supporting Indebtedness for borrowed money), performance, surety, appeal and similar bonds and completion guarantees or similar obligations provided by an Issuer or a Guarantor in the ordinary course of business;

          (xii) Indebtedness arising from (a) agreements of the Company or any Restricted Subsidiary of the Company pursuant to which the Company or any such Restricted Subsidiary incurs an indemnification obligation or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days of the later of such honoring or notice thereof;

          (xiii) obligations with respect to letters of credit issued in the ordinary course of business and securing obligations for trade payables to the extent such letters of credit are not drawn and have not remained outstanding for more than 180 days from the date of issuance (including letters of credit issued in substitution therefor);

          (xiv) Indebtedness of a Person incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary of the Company or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of this Indenture; provided that such Indebtedness is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger; and provided, further, that after giving pro forma effect to such incurrence of Indebtedness the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.9;

(xv) Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the Notes as described under Articles VIII and XI;

(xvi) the incurrence by the Company or any Restricted Subsidiary of the Company of Contribution Indebtedness; and

          (xvii) the incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness, together with the amount of any other outstanding Indebtedness incurred pursuant to this clause (xvii), in an aggregate principal amount (or accreted value, as applicable) not to exceed $20.0 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency).

          For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.9, the Issuers shall be permitted to classify all or a portion of that item of Indebtedness on the date of its incurrence in their sole discretion (or on a later date reclassify in whole or in part so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification) in any manner that complies with this Section 4.9; provided that Indebtedness under the

Credit Agreement outstanding on the Issue Date shall initially be deemed to have been incurred in reliance on the exception provided by clause (i) of the second paragraph of this Section 4.9. Notwithstanding any other provision of this Section 4.9, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary of the Company may incur pursuant to this Section 4.9 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

          Accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or preferred stock of a Restricted Subsidiary that is not a Guarantor in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.9; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

                    4.10 Asset Sales.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (such fair market value to be determined on the date of contractually agreeing to such Asset Sale);

          (2) the fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following shall be deemed to be cash:

          (a) the amount of any liabilities, as shown on the Company’s most recent consolidated balance sheet or in the notes thereto, of the Company or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets; provided, that the Company or such Restricted Subsidiary is contractually released from further liability with respect to such liabilities;

          (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in any event within 120 days after the date of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

          (c) property received as consideration for such Asset Sale that would otherwise constitute a permitted application of Net Proceeds (or other cash in such amount) under clauses (3), (4) and (6) under the next succeeding paragraph below; and

          (d) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (d), not exceeding the greater of $15.0 million and 2.0% of the Total Assets of the Company at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any of its Restricted Subsidiaries may apply those Net Proceeds at the option of the Company to:

(1) permanently repay Indebtedness and other Obligations under the revolving loan portion of any Credit Facility;

          (2) repay (a) the term loan portion of any Credit Facility, (b) any Indebtedness secured by a Lien, (c) repay other Indebtedness ranking pari passu with the Notes that has a Stated Maturity prior to the Stated Maturity of the Notes or (d) any Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(3) acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(4) acquire Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

(5) make a capital expenditure relating to an asset used or useful in a Permitted Business; or

(6) acquire non-current assets (including lease fleet and transportation equipment) that are used or useful in a Permitted Business

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce other borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

                    Any Net Proceeds from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds (or at the Issuers’ option, an earlier date) shall constitute “Excess Proceeds” unless binding contractual commitments to apply such Net Proceeds in accordance with the preceding paragraph have been entered into prior to the end of such 365-day period and shall not have been completed or abandoned; provided, however, that the amount of any Net Proceeds that is not actually reinvested within 545 days from the date of the receipt of such Net Proceeds shall also constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and such other pari passu Indebtedness in each case equal to $2,000 or an integral multiple of $1,000 in excess thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated by the Issuers to the Notes and such other pari passu Indebtedness on a pro rata basis (based upon the respective principal amounts (or accreted value, if applicable) of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer) and the portion of each Note to be purchased shall thereafter be determined by the Trustee on a pro rata basis among the Holders of such Notes with appropriate adjustments such that the Notes may only be purchased in integral multiples of $1,000. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                    If the Asset Sale purchase date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no interest or Additional Interest, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                    The Issuers shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

                    4.11 Transactions With Affiliates.

                    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any Issuer (each, an “Affiliate Transaction”), unless:

          (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction in arm’s-length dealings by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii) the Company delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Company; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (i) reasonable and customary (a) directors’ fees and indemnification and similar arrangements, (b) employee, officer or director loans, advances, salaries, bonuses and employment, non-competition and confidentiality agreements (including indemnification arrangements), and (c) compensation, confidentiality or employee benefit arrangements (including stock option plans) and incentive arrangements with any officer, director or employee entered into in the ordinary course of business (including customary benefits thereunder);

(ii) transactions between or among the Company and its Restricted Subsidiaries (other than a Receivables Entity);

          (iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or controls, such Person;

(iv) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

          (v) issuances and sales of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or the receipt of the proceeds of capital contributions in respect of Equity Interests;

(vi) Restricted Payments permitted by the provisions of this Indenture described in Section 4.7 hereof or Permitted Investments (other than pursuant to clause (iii) of such definition);

          (vii) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

          (viii) transactions pursuant to agreements or other arrangements, each as in effect on the Issue Date, as described in the Offering Memorandum in the section entitled “Certain Relationships and Related Party Transactions” and as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is no less favorable to the Company and the Restricted Subsidiaries in any material respect than the original agreement or arrangement in effect on the date of the Indenture;

          (ix) payments made by the Company or any Restricted Subsidiary to any Principal Related Party for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members, if any, of the Board of Directors of the Company in good faith; and

          (x) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party.

                    4.12 Liens.

                    The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or Attributable Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are contemporaneously secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien; provided that to the extent any such Lien secures Indebtedness that is subordinate to the Notes or the Guarantees, such Lien shall be subordinate to the Lien on such property or assets granted to the Holders of the Notes to the same extent as such Indebtedness is subordinate to the Notes or such Guarantee, as the case may be.

                    4.13 Business Activities.

                    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

                    4.14 Corporate Existence.

                    Subject to Article V hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existence, and the corporate, partnership, limited liability company or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of their Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                    4.15 Offer to Repurchase upon Change of Control.

                    If a Change of Control occurs, the Issuers shall be required to make an offer (a “Change of Control Offer”) to each Holder of Notes, unless the Issuers have exercised their right to redeem all the Notes pursuant to Section 3.7 hereof, to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in this Section 4.15. In the Change of Control Offer, the Issuers shall offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment Date”). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

                    The Issuers shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

                    On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with, the Paying Agent, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

                    The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Dale.

                    If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no other interest or Additional Interest, if any, will be payable to Holders who tender pursuant to the Change of Control Offer.

                    The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

                    The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

                    4.16 Future Subsidiary Guarantees.

                    If the Company or any of its Restricted Subsidiaries (other than a Receivables Entity) acquire or create another Domestic Subsidiary after the date hereof or an Immaterial Subsidiary ceases to qualify as an Immaterial Subsidiary, then that newly acquired or created Domestic Subsidiary or such former Immaterial Subsidiary shall on the date on which it was acquired, created or ceased to so qualify become a Guarantor and promptly execute a supplemental indenture in form and substance set forth in Exhibit D pursuant to which such Subsidiary shall guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on a senior basis; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. In addition, if any of the Company’s Foreign Subsidiaries or Immaterial Subsidiaries guarantee any Indebtedness of any Issuer or any Guarantor, such Foreign Subsidiary or Immaterial Subsidiary, as the case may be, shall simultaneously become a Guarantor and promptly execute a supplemental indenture in form and substance set forth in Exhibit D pursuant to which such Person shall guarantee, on a joint and several basis, the prompt payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on a senior basis and to the same extent as such Person’s guarantee of such other Indebtedness.

                    The foregoing provisions shall not apply to Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

                    Each Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                    4.17 Designation of Restricted and Unrestricted Subsidiaries.

                    The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary (other than MSG) if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph (or clause (xiii) of the second paragraph) of Section 4.7 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. Such designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                    All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries. All designations of Subsidiaries as Unrestricted Subsidiaries and revocations thereof must be evidenced by filing with the Trustee resolutions of the Board of Directors of the Company and an Officers’ Certificate certifying compliance with the foregoing provisions.

                    4.18 Payments for Consent.

                    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend the Indenture or the Notes in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE V

SUCCESSORS

                    5.1 Merger, Consolidation, or Sale of Assets.

                    Neither Issuer may, directly or indirectly: (A) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation) or (B) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person; unless:

          (i) either: (a) such Issuer is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia and assumes all of the obligations of such Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; provided, that at all times at least one Issuer shall be a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii) immediately after such transaction no Default or Event of Default exists; and

(iii) (a) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof or (b) have a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio of such Issuer immediately prior to such transaction.

                    In no event shall the Company or MSG enter into any transaction that results in, or otherwise permit, MSG to cease being a Restricted Subsidiary of the Company. For purposes of this Section 5.1, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of any Issuer, which properties and assets, if held by such Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of such Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Issuer.

                    Notwithstanding the preceding clause (iii), (x) any Restricted Subsidiary may consolidate with, merge into, sell, assign, convey, lease or otherwise transfer all or part of its properties and assets to any Issuer or to any Guarantor and (y) an Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating such Issuer in another jurisdiction so long as such jurisdiction is the United States, any state of the United States or the District of Columbia.

                    5.2 Successor Corporation Substituted.

                    Upon any transfer, consolidation or merger in accordance with Section 5.1 hereof, the successor entity in such transaction shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Registration Rights Agreement with the same effect as if such successor entity had been named herein as an Issuer, and (except in the case of a lease) such Issuer shall be released from the obligations under the Notes, the Indenture and the Registration Rights Agreement except with respect to any obligations that arise from, or are related to, such transaction.

ARTICLE VI

EVENTS OF DEFAULT

                    6.1 Events of Default.

                    Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(b) default in payment when due of the principal of, or premium, if any, on the Notes;

(c) failure by the Company or any of its Restricted Subsidiaries for 30 days or more to comply with the provisions of Sections 4.15 or 5.1 hereof;

          (d) failure by the Company, or any of its Restricted Subsidiaries, for 60 days after written notice by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other covenants or agreements in this Indenture;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its

Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of such Indebtedness at final maturity prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more;

          (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction (not subject to appeal) aggregating in excess of $12.5 million (net of any amounts covered by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;

          (g) any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law: (i) commence a voluntary case, (ii) consent to the entry of an order for relief against them in an involuntary case, (iii) consent to the appointment of a Custodian of them or for all or substantially all of their property, (iv) make a general assignment for the benefit of their creditors, or (v) generally are not paying their debts as they become due;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a Custodian of any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; and

          (i) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor; shall deny or disaffirm its obligations under its Guarantee.

                    6.2 Acceleration.

                    In the case of an Event of Default specified in clauses (g) or (h) of Section 6.1 hereof, with respect to the Issuers, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by notice in writing to the Trustee and the Issuers, may declare all the Notes to be due and payable.

                    In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.1(e) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(e) shall be remedied or cured by the Issuers or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, or interest or Additional Interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. In the event of an Event of Default pursuant to Section 6.0l(c) or Section 6.0l(d) caused solely by a breach of the specified covenant resulting from the existence of an unknown Default under another covenant, such Event of Default shall be deemed remedied or cured by the Issuers if the underlying Default is promptly remedied upon becoming known to the Issuers.

                    6.3 Other Remedies.

                    If an Event of Default occurs and is continuing, the Trustee, in its sole discretion, may pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                    6.4 Waiver of Past Defaults.

                    Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                    6.5 Control By Majority.

                    Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

                    6.6 Limitation on Suits.

                    Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture, the Notes or any Guarantee unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

                    A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                    6.7 Rights of Holders of Notes to Receive Payment.

                    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                    6.8 Collection Suit by Trustee.

                    If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

                    6.9 Trustee May File Proofs of Claim.

                    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                    6.10 Priorities.

                    If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                    First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                    Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

                    Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

                    The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                    6.11 Undertaking for Costs.

                    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

                    7.1 Duties of Trustee.

                    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

                    (b) Except during the continuance of an Event of Default:

                    (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of opinions or certificates specifically required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) or (d) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                    (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

                    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered and, if requested, provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                    7.2 Rights of Trustee.

                    (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability by reason of such inquiry or investigation, except as provided in Section 7.1.

                    (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

                    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered and, if requested, provided to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                    (g) No permissive right of the Trustee to act hereunder shall be construed as a duty.

                     (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate, an Opinion of Counsel, or both.

                    (i) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge (including actual knowledge) of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) and 6.1(b) hereof or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest.

                    (j) The Trustee shall not be deemed to have notice or knowledge (including actual knowledge) of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes generally, the Issuers or this Indenture.

                    (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                    (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                    7.3 Individual Rights of Trustee.

                    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee, However, in the event that the Trustee acquires any conflicting interest as described in the TIA (as in effect at such time) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                    7.4 Trustee’s Disclaimer.

                    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, any Registration Rights Agreement or the Offering Memorandum; it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                    7.5 Notice of Defaults.

                    If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Issuers) mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Additional Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                    7.6 Reports by Trustee to Holders of the Notes.

                    Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall (at the expense of the Issuers) mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

                    A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

                    7.7 Compensation and Indemnity.

                    The Issuers and the Guarantors jointly and severally agree to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Issuers, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

                    The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by if arising out of or In connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers, the Guarantors or any Holder or any other person) or liability in connection with, relating to, or arising out of (i) the exercise or performance of any of its powers or duties hereunder, or in connection herewith, and (ii) the validity, invalidity, adequacy or inadequacy of this Indenture, the Guarantees, the Notes, any Registration Rights Agreement

and the Offering Memorandum, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers and the Guarantors promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Issuers and the Guarantors shall not relieve the Issuers and the Guarantors of their obligations hereunder unless the failure to notify the Issuers and the Guarantors materially impairs the Issuers’ and Guarantors’ ability to defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Issuers and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                    The obligations of the Issuers and the Guarantors to the Trustee under this Section 7.7 shall survive the satisfaction and discharge of this Indenture and shall be secured by a Lien as provided in Section 6.9 hereof.

                    To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                    The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

                    7.8 Replacement of Trustee.

                    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

                    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by providing 30 days prior written notice of such removal to the Trustee and the Issuers. The Issuers may by a Board Resolution remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

                    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

                    If the Trustee, after receiving a written request by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall, upon payment of its charges hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ and the Guarantors’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                    7.9 Successor Trustee by Merger, Etc.

                    If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or Agent, as the case may be.

                    7.10 Eligibility; Disqualification.

                    There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                    This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(l), (2) and (5). The Trustee is subject to TIA § 310(b).

                    7.11 Preferential Collection of Claims Against Company.

                    The Trustee is subject to TIA § 31l(a), excluding any creditor relationship listed in TIA § 31l(b). A Trustee who has resigned or been removed shall be subject to TIA § 31l(a) to the extent indicated therein.

                    7.12 Other Capacities.

                    All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as any Agent.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                    8.1 Option to Effect Legal Defeasance or Covenant Defeasance.

                    The Issuers may, at their option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes and the Guarantees upon compliance with the conditions set forth below in this Article VIII.

                    8.2 Legal Defeasance and Discharge.

                    Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and to have each Guarantor’s obligations discharged with respect to its Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of or interest or premium and Additional Interest, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

                    8.3 Covenant Defeasance.

                    Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.l(d) and 6.1(e) hereof shall not constitute Events of Default.

                    8.4 Conditions to Legal or Covenant Defeasance.

                    The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

                    In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, (ii) the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date and (iii) the Trustee must have, for the benefit of the Holders, a valid, perfected, exclusive security interest in the trust;

          (b) in the case of an election under Section 8.2 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions) to the effect that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income lax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) the deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Sections 6.1(g) or 6.1(h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries are a party or by which the Issuers or any of their Subsidiaries are bound;

          (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, no trust funds will be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

          (h) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                    8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                    Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively For purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                    The Issuers and the Guarantors jointly and severally agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                    Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                    8.6 Repayment to Issuers.

                    Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter; as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

                    8.7 Reinstatement.

                    If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, Additional Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

                    9.1 Without Consent of Holders of Notes.

                    Notwithstanding Section 9.2 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the obligations of the Issuers or any Guarantor to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of their assets in accordance with this Indenture;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(e) to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(f) to evidence and provide for the acceptance of an appointment of a successor trustee;

(g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(h) secure the Notes;

          (i) add to the covenants of the Issuers and their Restricted Subsidiaries for the benefit of the Holders or to surrender any rights or power herein conferred upon the Issuers and their Restricted Subsidiaries;

(j) to provide for additional Guarantors in accordance with the terms of the Indenture; or

(k) to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum.

                    Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                    9.2 With Consent of Holders of Notes.

                    Except as provided in Section 9.1 hereof and as provided below in this Section 9.2, the Issuers and the Trustee may amend, supplement or waive any provision of this Indenture or the Notes or the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Guarantees may be waived by the consent of the Holders (other than the Issuers and their Affiliates) of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.8 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.2.

                    Without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of (or the premium on) or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described in Sections 4.10 and 4.15 hereof);

(c) reduce the rate of or change the time for payment of interest or Additional Interest on any Note;

          (d) waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in currency other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in 4.10 and 4.15 hereof);

(h) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i) make any change in the preceding amendment and waiver provisions.

                    Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture or waiver, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture or waiver unless such amended or supplemental Indenture or waiver directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture waiver.

                    It shall not be necessary for the consent of the Holders of Notes under each of Section 9.1 and this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                    After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

                    9.3 Compliance With Trust Indenture Act.

                    Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                    9.4 Revocation and Effect of Consents.

                    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                    9.5 Notation on or Exchange of Notes.

                    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                    9.6 Trustee to Sign Amendments, Etc.

                    The Trustee shall sign any amended or supplemental Indenture or waiver authorized pursuant to this Article IX if the amendment or supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture or waiver until the Board of Directors of the Company approves it in writing. In executing any amended or supplemental indenture or waiver, the Trustee shall be provided to it and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.4 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or waiver is authorized or permitted by this Indenture.

ARTICLE X

GUARANTEES

                    10.1 Guarantee.

                    (a) Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                    (i) the principal of, premium and Additional Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

                    (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                    (b) The Guarantors hereby agree that, subject to Section 10.2 hereof, their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                    (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Issuer, any right to require a proceeding first against any Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                    (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

                    (e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                    (f) The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                    10.2 Limitation on Guarantor Liability.

                    Each Guarantor, and by its acceptance of Notes, each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

                    10.3 Guarantors May Consolidate, etc., on Certain Terms.

          A Guarantor may not sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or riot such Guarantor is the surviving Person), another Person, other than either Issuer or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a)

the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all of the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to agreements satisfactory to the Trustee; or

(b) the sale or other disposition is in compliance with this Indenture, including Section 4.10 hereof.

                    10.4 Releases of Guarantees.

          The Guarantee of a Guarantor may be released at the option of the Issuers:

          (1) in connection with any sale, disposition or other transfer (including through merger or consolidation) of the Equity Interests of such Guarantor following which such Guarantor is no longer a Subsidiary of either Issuer to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of an Issuer (other than a Receivables Entity) if such sale, disposition or other transfer is made in compliance with the applicable provisions of this Indenture;

          (2) with respect to any Foreign Subsidiary, if the guarantee which resulted in the creation of the Guarantee of such Foreign Subsidiary is released or discharged, except a discharge or release by or as a result of payment under such guarantee;

          (3) if the Issuers designate any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

          (4) upon the Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes and the Subsidiary Guarantees as pursuant to Article VIII and Article XI hereof.

                    10.5 Notation of Guarantee.

          Nothing herein shall require that the Notes bear a notation evidencing any Guarantee and the failure of a Note to bear such a notation shall not impair or affect the validity of any Guarantee.

ARTICLE XI

SATISFACTION AND DISCHARGE

                    11.1 Satisfaction and Discharge.

                    This Indenture shall be discharged and will cease to be of further effect as to all Notes and Guarantees issued hereunder, except as to surviving rights of registration of transfer or exchange of the Notes, when:

                    (a) either:

                    (i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

                    (ii) all Notes that have not been delivered to the Trustee for cancellation (A) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (B) will become due and payable within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

                    (b) no Default or Event of Default has occurred and is continuing on the date of the deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit shall not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

                    (c) the Trustee, for the benefit of the Holders, has a valid, perfected, first priority security interest in the trust;

                    (d) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                    (e) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                    In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

                    Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.7 and, if money shall have been deposited with the Trustee pursuant to subclause (C) of Clause (ii) of this Section 11.1, the obligations of the Trustee under Section 11.3 shall survive such satisfaction and discharge.

                    11.2 Application of Trust Funds.

                    Subject to Section 11.4 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.1 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

                    11.3 Repayment to Company.

                    Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Issuers.

                    11.4 Reinstatement.

                    If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 11.2, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.2 hereof; provided that, if the Issuers makes any payment of principal of, premium on, if any, or interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XII

MISCELLANEOUS

                    12.1 Trust Indenture Act Controls.

                    If any provision hereof limits, qualifies or conflicts with a provision of the TIA which is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                    12.2 Notices.

                    Any notice or communication by the Issuers, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address

If to the Issuers and/or any Guarantor:

Mobile Services Group, Inc. Mobile Storage Group, Inc. 7590 North Glenoaks Boulevard Burbank, California 91504 Facsimile No.: (818) 253-3154 Attention: Chief Financial Officer

With a copy to:

Kirkland & Ellis LLP 153 East 53rd Street New York, New York 10022 Facsimile No.: (212) 446-6460 Attention: Joshua N. Korff, Esq.

If to the Trustee:

Wells Fargo Bank, N.A. Corporate Trust Services MAC N9303-120 Sixth & Marquette Minneapolis, Minnesota 55479 Facsimile No.: (612) 667-9825 Attention: MSG Account Manager

                    The Issuers, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                    Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                    If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee, which shall be effective only upon actual receipt thereof.

                    If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                    12.3 Communication by Holders of Notes With Other Holders Notes.

                    Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

                    12.4 Certificate and Opinion as to Conditions Precedent.

                    Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

                    12.5 Statements Required in Certificate or Opinion.

                    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions-contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                    12.6 Rules by Trustee and Agents.

                    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                    12.7 No Personal Liability of Directors, Officers, Employees and Shareholders.

                    No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                    12.8 Governing Law.

                    THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    12.9 No Adverse Interpretation of Other Agreements.

                    This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                    12.10 Successors.

                    All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor under this Indenture shall bind its successors.

                    12.11 Severability.

                    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

                    12.12 Counterpart Originals.

                    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                    12.13 Table of Contents, Headings, Etc.

                    The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                    12.14 Benefits of Indenture.

                    Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as may otherwise be provided pursuant to this Indenture with respect to such Notes.

                    12.15 Legal Holidays.

                    In any case where any interest payment date, redemption date or maturity of any Note, or any date on which a Holder has the right to convert his Note, shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section 12.15) payment of principal of or premium, if any, and interest and Additional Interest, if any, or conversion of such Note need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the maturity, or on such date for conversion, as the case may be.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MOBILE SERVICES GROUP, INC.

By:

Name: Christopher A. Wilson
Title: General Counsel and Assistant Secretary

MOBILE STORAGE GROUP, INC.

By:

Name: Christopher A. Wilson
Title: General Counsel and Assistant Secretary

A BETTER MOBILE STORAGE COMPANY

By:

Name: Christopher A. Wilson
Title: General Counsel and Assistant Secretary

MOBILE STORAGE GROUP (TEXAS), L.P.

By: MOBILE STORAGE GROUP, INC. its General Partner

By:

Name: Christopher A. Wilson Title: General Counsel and Assistant Secretary

WELLS FARGO BANK, N.A., as Trustee

By:

Name: Lynn M. Steiner Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MOBILE SERVICES GROUP, INC.

By:

Name: Christopher A. Wilson
Title: General Counsel and Assistant Secretary

MOBILE STORAGE GROUP, INC.

By:

Name: Christopher A. Wilson
Title: General Counsel and Assistant Secretary

A BETTER MOBILE STORAGE COMPANY

By:

Name: Christopher A. Wilson
Title: General Counsel and Assistant Secretary

MOBILE STORAGE GROUP (TEXAS), L.P.

By: MOBILE STORAGE GROUP, INC. its General Partner

By:

Name: Christopher A. Wilson Title: General Counsel and Assistant Secretary

WELLS FARGO BANK, N.A., as Trustee

By:

Name: Lynn M. Steiner Title: Vice President

EXHIBIT A

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the
Indenture]

[FACE OF NOTE]

CUSIP No. ______
ISIN No. ______

9 3/4% Senior Notes due 2014

No. _____	Principal amount at Maturity $_________

MOBILE SERVICES GROUP, INC.
MOBILE STORAGE GROW, INC.

Mobile Services Group, Inc., a Delaware corporation (the “Company”), and Mobile Storage Group, Inc., a Delaware corporation (“MSG” and, together with the Company, the “Issuers”), promise to pay to ______________, or registered assigns, the principal sum of ______________ Dollars on August 1, 2014 [or such greater or lesser amount as may be indicated on Schedule A hereto]1.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2007.

Record Dates: January 15 and July 15.

Additional provisions of this Note are set forth on the reverse of this Note.

1	If this Note is a Global Note, include this provision.

1

Dated:

MOBILE SERVICES GROUP, INC.

By:

Name: Title:

MOBILE STORAGE GROUP, INC.

By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the [Global] Notes referred
to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:

Authorized Signatory

2

[FORM OF REVERSE OF NOTES]

9 3/4% Senior Notes due 2014

                    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                    (1) Interest. Mobile Services Group, Inc., a Delaware corporation (the “Company”), and Mobile Storage Group, Inc., a Delaware corporation (“MSG” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 9 3/4% per annum until maturity and shall pay Additional Interest, to the extent required by the Registration Rights Agreement. The Issuers shall pay interest and Additional Interest, if any, semi-annually in arrears on February 1 and August 1 of each such year, commencing February 1, 2007 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                    (2) Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons in whose name(s) this Note is registered at the close of business on the January 15 or July 15 next preceding the Interest Payment Date (each, a “Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose within the United States of America, or, at the option of the Issuers, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of $1,000 or more principal, premium, if any, interest and Additional Interest, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Issuers at least ten Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                    (3) Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act in any such capacity.

                    (4) Indenture. The Issuers issued the Notes under an Indenture, dated as of August 1, 2006 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers initially in the aggregate principal amount of $200,000,000.

3

                    (5) Guarantees. Subject to the conditions set forth in Article X of the Indenture, the payment of the Issuers of the principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes will be fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.

                    (6) Optional Redemption.

                    (a) At any time prior to August 1, 2010, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption.

                    (b) In addition to clause (a) of this Paragraph 6, at any time prior to August 1, 2009, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 109.750% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net proceeds of any Equity Offerings by any Parent Entity that are contributed to common equity capital of the Company; provided that: (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by any Parent Entity, any Issuer and any Subsidiary of any Issuer); and (ii) the such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

                    (c) Except as set forth in clauses (a) and (b) of this Paragraph 6, the Issuers shall not have the option to redeem the Notes pursuant to Section 3.7 of the Indenture prior to August 1, 2010. On or after August 1, 2010, the Issuers shall have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Redemption Price

2010	104.875%
2011	102.438%
2012 and thereafter	100.000%

                    (7) Mandatory Redemption.

                    The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                    (8) Repurchase at Option of Holder.

                    (a) If a Change of Control occurs, the Issuers shall be required to make a Change of Control Offer to each Holder of Notes, unless the Issuers have exercised their right to redeem all the Notes pursuant to Section 3.7 of the Indenture, to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at an offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change

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of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                    (b) If the Issuers or a Restricted Subsidiary consummate any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall commence an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and such other pari passu Indebtedness in each case equal to $2,000 or an integral multiple of $1,000 in excess thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated by the Issuers to the Notes and such other pari passu Indebtedness on a pro rata basis (based upon the respective principal amounts (or accreted value, if applicable) of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer) and the portion of each Note to be purchased shall thereafter be determined by the Trustee on a pro rata basis among the Holders of such Notes with appropriate adjustments such that the Notes may only be purchased in integral multiples of $1,000. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

                    (9) Notice of Redemption. Except as otherwise specified in the Indenture, notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed on the basis of the aggregate principal amount (or accreted value, as applicable) of Notes and other pari passu Indebtedness tendered. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

                    (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                    (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

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                    (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the obligations of the Issuers or any Guarantor to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of their assets in accordance with the Indenture; make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; evidence and provide for the acceptance of an appointment of a successor trustee; comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; secure the Notes; add to the covenants of the Issuers and their Restricted Subsidiaries for the benefit of Holders or to surrender any rights or power conferred in the Indenture upon the Issuers and their Restricted Subsidiaries; provide for additional Guarantors in accordance with the terms of the Indenture; or conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum.

                    (13) Events of Default. Each of the following is an “Event of Default”: (a) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes; (b) default in payment when due of the principal of, or premium, if any, on the Notes; (c) failure by the Company or any of its Restricted Subsidiaries for 30 days or more to comply with the provisions of Sections 4.15 or 5.1 of the Indenture; (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other covenants or agreements in the Indenture; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of such Indebtedness at final maturity prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction (not subject to appeal) aggregating in excess of $12.5 million (net of any amounts covered by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired; (g) any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law: (i) commence a voluntary case, (ii) consent to the entry of an order for relief against them in an involuntary case, (iii) consent to the appointment of a Custodian of them or for all or substantially all of their property, (iv) make a general assignment for the benefit of their creditors, or (v) generally are not paying their debts as they become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a Custodian of any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted

6

Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of any Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; and (i) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

                    In the case of an Event of Default specified in clauses (g) and (h) above, with respect to the Issuers, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by notice in writing to the Trustee and the Issuers, may declare all the Notes to be due and payable.

                    Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, interest or Additional Interest. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, or the principal of, the Notes. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

                    (14) Defeasance and Discharge; Satisfaction and Discharge. The Notes are subject to defeasance and discharge and satisfaction and discharge upon the terms and conditions specified in the Indenture.

                    (15) Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

                    (16) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                    (17) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

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                    (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                    (19) Registration Rights Agreement. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in a Registration Rights Agreement dated as of_______ ___, 2___ among the Issuers, the Guarantors and the Initial Purchasers.

                    (20) CUSIP, ISIN or Other Similar Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP, ISIN or other similar numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders, No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                    (21) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

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ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Name:

(Print your name exactly as it appears on the face
of this Note)

Your Signature:

(Sign exactly as your name appears on the face
of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

9

OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [_] Section 4.10 [_] Section 4.15

          If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$ __________

Date: __________	Your Signature:

(Sign exactly as your name appears on the face
of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature
Guarantee Medallion Program)

10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

                    The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

2	If this Note is a Global Note, include this schedule.

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EXHIBIT B - FORM OF CERTIFICATE OF TRANSFER

Mobile Services Group, Inc.
Mobile Storage Group, Inc.
7590 North Glenoaks Boulevard
Burbank, California 91504
Attention: Chief Financial Officer

Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9303-120
Sixth & Marquette
Minneapolis, Minnesota 55479
Attention: MSG Account Manager

                    Re:          9 3/4% Senior Notes due 2014

                    Reference is hereby made to the Indenture, dated as of August 1, 2006 (the “Indenture”), among Mobile Services Group, Inc. and Mobile Storage Group, Inc., as issuers (the “Issuers”), the guarantors named therein and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    ______, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $____ in such Note[s] or interests (the “Transfer”), to ___________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATIONS TEMPORARY GLOBAL NOTE; THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE I44A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                    (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

                    (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

or

                    (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

or

                    (d) [_] such Transfer is being effected to an Accredited Investor or an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and in the Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                    (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                    (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities taws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                    (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any Stale of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                    This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:

Name: Title:
Dated: ________, ___

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

	(a)	[_]	a beneficial interest in the:

		(i)	[_]	144A Global Note (CUSIP _______); or

		(ii)	[_]	Regulation S Global Note (CUSIP _______); or

	(b)	[_]	a Restricted Definitive Note; or

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	[_]	a beneficial interest in the:

		(i)	[_]	144A Global Note (CUSIP _______); or

		(ii)	[_]	Regulation S Global Note (CUSIP _______); or

		(iii)	[_]	IAI Global Note (CUSIP _______); or

		(iv)	[_]	Unrestricted Global Note (CUSIP _______); or

	(b)	[_]	a Restricted Definitive Note; or

	(c)	[_]	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C - FORM OF CERTIFICATE OF EXCHANGE

Mobile Services Group, Inc.
Mobile Storage Group, Inc.
7590 North Glenoaks Boulevard
Burbank, California 91504
Attention: Chief Financial Officer

Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9303-120
Sixth & Marquette
Minneapolis, Minnesota 55479
Attention: MSG Account Manager

          Re:          9 3/4% Senior Notes due 2014

(CUSIP __________________)

                    Reference is hereby made to the Indenture, dated as of August 1, 2006 (the “Indenture”), among Mobile Services Group, Inc. and Mobile Storage Group, Inc. (the “Issuers”), the guarantors named therein and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    ________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                    (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                    (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii)

C-1

the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                    (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                    (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL, INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                    (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                    (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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                    This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:

Name: Title:

Dated: ________, ____

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EXHIBIT D - FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

                    This SUPPLEMENTAL INDENTURE, dated as of _______________, 200__, among _______________ (the “New Guarantor”), a subsidiary of Mobile Services Group, Inc. (or its permitted successor), a Delaware corporation (the “Company”) and Mobile Storage Group, Inc. (or its permitted successor), a Delaware corporation (“MSG” and, together with the Company, the “Issuers”), the Issuers, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as Trustee.

WITNESSETH

                    WHEREAS, the Company, Mobile Storage Group, Inc. (“MSG” and, together with the Company, the “Issuers”) and the Trustee entered into an Indenture (the “Indenture”), dated as of August 1, 2006, pursuant to which the Company and MSG have issued $200,000,000 in principal amount of 9¾% Senior Notes due 2014 (the “Notes”);

                    WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth in the Indenture;

                    WHEREAS, Section 9.l(j) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to provide for additional Guarantors in accordance with the terms of the Indenture, without the consent of the Holders of the Notes; and

                    WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of incorporation and the Bylaws (or comparable constituent documents) of the Issuers, the Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

                    NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the New Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1

                    Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

                    Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the New Guarantors, the Issuers and the Trustee.

ARTICLE 2

                    Section 2.01. Each of the New Guarantors hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.

D-l

ARTICLE 3

                    Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

                    Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture,

                    Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

                    Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    Section 3.05. The parties may sign any number of copies of this Supplemental Indenture, Each signed copy shall be an original, but all of them together represent the same agreement.

                    Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

                    Section 3.07. The recitals hereto are statements only of the Issuers and the New Guarantors and shall not be considered statements of or attributable to the Trustee.

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                    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NEW GUARANTOR]

By:

Name: Title:

MOBILE SERVICES GROUP, INC.

By:

Name: Title:

MOBILE STORAGE GROUP, INC.

By:

Name: Title:

WELLS FARGO BANK, N.A., as Trustee

By:

Name: Title:

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